                                                                      Exhibit 24
                         SUBSTITUTION POWER OF ATTORNEY

        Each of the officers and directors of Spectrum Brands Holdings, Inc.
listed below have granted to the undersigned a power of attorney for the limited purpose of reporting securities transactions on Forms 3, 4 and 5 to the U.S.
Securities and Exchange Commission. Pursuant to each power of attorney, the undersigned has the authority to appoint a substitute to perform the duties and responsibilities granted by such power of attorney.

        Effective immediately, the undersigned hereby appoints as substitute
Nathan E. Fagre, Secretary and General Counsel of Spectrum Brands Holdings,
Inc., to act in such capacity and with such duties, responsibilities and powers as have been granted to the undersigned.

Officers and Directors

David R. Lumley
Terry L. Polistina
Anthony L. Genito
John Heil
Kenneth C. Ambrecht
Eugene I. Davis
Virginia A. Kamsky
Marc S. Kirschner
Norman S. Matthews
Hugh R. Rovit

        IN WITNESS WHEREOF, the undersigned has caused this Substitution Power of Attorney to be executed as of this 18th day of May, 2011.

                                        /s/ Thomas Parker, attorney In-Fact
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